UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 909-0736

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2008, the Compensation Committee of our Board of Directors established base salaries for 2008, granted stock options and approved bonuses under the 2007 Incentive Compensation Plan for our executive officers. The following table sets forth such 2008 base salaries, stock option grants and 2007 bonuses:

Name and Title	2008 Base Salary	Stock Options	2007 Bonus
Michael N. Chang, President, Chief Executive Officer	$365,000	70,000	$175,000
Tessie M. Che, Senior Vice President, Chief Operating Officer	$250,000	30,000	$82,000
John D. Prunty, Chief Financial Officer, Vice President, Finance and Secretary	$240,000	30,000	$75,000
Kevin P. Poulos, Chief Commercial Officer	$192,000	25,000	$63,000
Youe-Kong Shue, Vice President, Clinical Development	$210,000	20,000	$67,000

The stock options described above (i) were granted pursuant to our 2006 Equity Incentive Plan, (ii) terminate ten years after the date of grant, or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Global Market on January 4, 2007. Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; provided that the vesting of such shares may be accelerated upon the occurrence of certain events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: January 10, 2008	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)